Sierra Monitor Corporation Announces Financial Results for the Fourth Quarter and Year Ended December 31, 2013

Fourth Quarter Net Sales Increased 11% Year Over Year, Net Income up 46% in Fourth Quarter 2013

MILPITAS, CA -- (Marketwired - February 25, 2014) - Sierra Monitor Corporation (OTCQB: SRMC), a company that designs, manufactures and sells high reliability electronic communications, safety and environmental instrumentation, today announced financial results for the fourth quarter and year ended December 31, 2013.

Financial Highlights

  Annual sales of approximately $18.3 million for the period ended December 31, 2013, compared to approximately $18.8 million reported for the prior year
  Annual net income increased 13% to approximately $1.4 million or $0.13 per share (basic and diluted), compared to net income of approximately $1.2 million or $0.12 per share (basic and diluted) for the previous year
  Fourth quarter net sales were approximately $4.3 million compared to approximately $3.9 million in the prior year, an increase of 11%
  Fourth quarter net income was $197,295 or $0.02 per share (basic and diluted), compared to net income of $135,503 or $0.01 per share (basic and diluted) in the same prior year period
  Ended fourth quarter with cash on hand of over $3.4 million and no bank debt
  Paid fifth consecutive quarterly cash dividend of $0.01 per share of common stock

Fourth Quarter Business Highlights

  Provided ammonia gas sensor detection systems for measurement of nitric oxide gases for pollution control systems at a major power plant expansion.
  Completed development and began shipment of FieldServer's ProtoCessor-based products, which connect to a wireless mesh network lighting control system and enable integration into a building automation system with multiple protocols, to a major lighting controls company.
  Supplied multi-controller gas detection systems for combustible process gases for a perfume factory in Mexico.
  Completed delivery of gas detection safety systems to monitor an alternative fuels bus maintenance facility in Rock Island, Illinois.
  Made initial shipments of a multi-protocol embedded FieldServer gateway for a major manufacturer of ultrasonic flow meters.
  Shipped flame detection systems for installation in an aircraft hangar upgrade in Southern California.

2013 Financial Results for Fourth Quarter and the Year
Net sales for the quarter ended December 31, 2013 were $4,267,857, an increase of 11% compared to $3,851,409 reported for the same period of 2012. For the year ended December 31, 2013, net sales were $18,345,179 compared to $18,759,030 for the same period of 2012.

Sierra Monitor posted a 46% increase in GAAP net income of $197,295, or $0.02 per share (basic and diluted), for the quarter ended December 31, 2013, compared to GAAP net income of $135,503, or $0.01 per share (basic and diluted), for the same period of 2012. Sierra Monitor posted a 13% increase in GAAP net income of $1,352,589, or $0.13 per share (basic and diluted), for the year ended December 31, 2013, compared to GAAP net income of $1,195,829, or $0.12 per share (basic and diluted), for the same period of 2012.

Sierra Monitor posted non-GAAP net income of $276,303 or $0.03 per share (basic and diluted), for the quarter ended December 31, 2013 compared to non-GAAP net income of $265,860 or $0.03 per share (basic and diluted), for the same period of 2012. Sierra Monitor posted non-GAAP net income of $1,711,582 or $0.17 per share (basic and diluted), for the year ended December 31, 2013, compared to non-GAAP net income of $1,667,968, or $0.17 per share basic and $0.16 per share diluted for the same period of 2012.

See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Cash Position
Sierra Monitor had $3,421,679 in cash at December 2013 with no bank borrowings. Net trade receivables at December 31, 2013 were $1,943,643. At December 31, 2013, the Company's days sales outstanding were 36 days.

"2013 was a year of progress for Sierra Monitor," said Gordon R. Arnold, president and chief executive officer. "We reported strong sales with record earnings and ended the year with approximately $3.4 million of cash on hand. We continued to invest in next generation products, releasing for shipment of two FieldServer-based products, three gas detection modules and numerous protocol drivers and enhancements. We also began a major initiative to expand and strengthen our sales team. The fourth quarter addition of a second sales manager in Dubai, followed by announcement of the appointment of Anders Axelsson as Vice President, Sales and Marketing, indicate our commitment to expanding sales investment for next year and beyond. Mr. Axelsson is a seasoned global executive leader and general manager with extensive experience in both sensors and controls and in networking products. With our strong product line and expanded sales team, I look forward to further successes in 2014," Mr. Arnold stated.

About Sierra Monitor Corporation
Sierra Monitor Corporation designs, manufactures and sells high reliability electronic communications, safety and environmental instrumentation. The company's unique protocol translator product lines enable communication between disparate electronic systems overcoming protocol language barriers. By enabling communication between central building automation systems and many electronic subsystems, such as fire panels, chillers and air handlers, Sierra Monitor assists with the integration of energy saving building automation systems. The company's products improve the safety and comfort of workers while contributing to climate and natural resource protection. Sierra Monitor's intelligent hazardous gas detection systems can be found in a broad range of applications including alternate fuel vehicle maintenance facilities, US Navy ships, wastewater treatment facilities, refineries, offshore oil platforms, chemical plants, parking garages and underground telephone vaults providing 24/7 protection of personnel and facilities.

The Company's vision is to capitalize on the expanding worldwide demand for knowledge-based products and services that improve operational performance, productivity, efficiency and safety in building automation, industrial and military applications, while reducing our customers' resource and energy consumption.

Table A
                         SIERRA MONITOR CORPORATION

                          Statements of Operations

                                 (Unaudited)

                               For the three months   For the twelve months
                                      ended                   ended
                                   December 31,            December 31,
                                 2013        2012        2013        2012
                             ----------- ----------- ----------- -----------
Net sales                    $ 4,267,857 $ 3,851,409 $18,345,179 $18,759,030
Cost of goods sold             1,873,171   1,615,132   7,629,338   8,318,419
                             ----------- ----------- ----------- -----------
    Gross profit               2,394,686   2,236,277  10,715,841  10,440,611

Operating expenses
  Research and development       529,514     526,430   2,156,322   2,167,548
  Selling and marketing          967,421     980,359   4,094,819   4,081,745
  General and administrative     595,506     541,587   2,246,301   2,236,415
                             ----------- ----------- ----------- -----------
                               2,092,441   2,048,376   8,497,442   8,485,708

                             ----------- ----------- ----------- -----------
    Income from operations       302,245     187,901   2,218,399   1,954,903

  Interest income                    326          61       3,224         269
                             ----------- ----------- ----------- -----------
    Income before income
     taxes                       302,571     187,962   2,221,623   1,955,172
Income tax provision             105,276      52,459     869,034     759,343
                             ----------- ----------- ----------- -----------
    Net income               $   197,295 $   135,503 $ 1,352,589 $ 1,195,829
                             =========== =========== =========== ===========
Net income available to
 common shareholders per
 common share
    Basic                    $      0.02 $      0.01 $      0.13 $      0.12
                             =========== =========== =========== ===========
    Diluted                  $      0.02 $      0.01 $      0.13 $      0.12
                             =========== =========== =========== ===========
Weighted average number of
 common shares used in per
 share computations:
    Basic                     10,104,311  10,004,311  10,095,978   9,926,961
                             =========== =========== =========== ===========
    Diluted                   10,241,809  10,168,529  10,152,270  10,139,431
                             =========== =========== =========== ===========

Table B

                         SIERRA MONITOR CORPORATION

                                Balance Sheet

                     Assets                       December 31,  December 31,
                                                      2013          2012
                                                 ------------- -------------
                                                   Unaudited
                                                 -------------

Current assets:
  Cash and cash equivalents                      $   3,421,679 $   2,306,258
  Trade receivables, less allowance for doubtful
   accounts of approximately $79,000 and $83,000
   respectively                                      1,943,643     1,913,185
  Inventories, net                                   2,740,835     2,994,804
  Prepaid expenses                                     311,144       280,363
  Income tax deposit                                   106,859       120,796
  Deferred income taxes                                307,938       335,730
                                                 ------------- -------------
      Total current assets                           8,832,098     7,951,136

Property and equipment, net                            390,755       289,505
Other assets                                           273,699       135,393
                                                 ------------- -------------
      Total assets                               $   9,496,552 $   8,376,034
                                                 ============= =============

      Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                               $     689,014 $     713,973
  Accrued compensation expenses                        290,589       259,546
  Other current liabilities                             71,729        89,989
                                                 ------------- -------------
      Total current liabilities                      1,051,332     1,063,508

Deferred tax liability                                  84,438        59,419
                                                 ------------- -------------
      Total liabilities                              1,135,770     1,122,927

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,104,311 and 10,004,311
   shares issued and outstanding, respectively          10,104        10,004
  Additional paid-in capital                         3,031,056     2,871,898
  Retained earnings                                  5,319,622     4,371,205
                                                 ------------- -------------
      Total shareholders' equity                     8,360,782     7,253,107
                                                 ------------- -------------
      Total liabilities and shareholders' equity $   9,496,552 $   8,376,034
                                                 ============= =============

NON-GAAP FINANCIAL MEASURES
The accompanying news release dated February 25, 2014 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP net income and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets
In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense
We maintain an allowance for doubtful accounts, which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses
We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes
The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes. There are no deferred income taxes reported in the current reporting periods.

Stock-based Compensation Expense
Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                 (Unaudited)

                            For the three months      For the twelve months
                                    ended                     ended
                                December 31,              December 31,
                              2013         2012         2013         2012
                          -----------  -----------  -----------  -----------

GAAP Net Income           $   197,295  $   135,503  $ 1,352,589  $ 1,195,829
Adjustments:
  Depreciation and
   amortization                74,205       70,429      263,274      290,679
  Provision for bad debt
   expense                          -        2,500       (3,479)      17,934
  Provision for inventory
   losses                     (51,917)         929      (24,852)      35,887
  Deferred income taxes        27,795       30,888       27,792       30,888
  Stock based
   compensation expense        28,925       25,611       96,258       96,751
                          -----------  -----------  -----------  -----------
Total adjustments to GAAP
 net income                    79,008      130,357      358,993      472,139
Non-GAAP Net Income       $   276,303  $   265,860  $ 1,711,582  $ 1,667,968
                          ===========  ===========  ===========  ===========

Non GAAP Net Income Per
 Share:
  Basic                   $      0.03  $      0.03  $      0.17  $      0.17
                          ===========  ===========  ===========  ===========
  Diluted                 $      0.03  $      0.03  $      0.17  $      0.16
                          ===========  ===========  ===========  ===========

Weighted-average number
 of shares used in per
 share computations:
  Basic                    10,104,311   10,004,311   10,095,978    9,926,961
                          ===========  ===========  ===========  ===========
  Diluted                  10,241,809   10,168,529   10,152,270   10,139,431
                          ===========  ===========  ===========  ===========

Sierra Monitor Investor Relations Contact:
Steve Polcyn
408-262-6611 ext. 134
spolcyn@sierramonitor.com